Exhibit 3.2

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: secretaryofstate.biz

Articles of Conversion (PURSUANT TO NRS 92A.205) Page 1
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20110047854-52
Filing Date and Time 01/21/2011 11:00 AM
Entity Number E0315522010-8

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

Articles of Conversion
(Pursuant to NRS Chapter 92A.205)

1)	Name and jurisdiction of organization of constituent entity and resulting entity:

Tianyu Steel, Inc.
Name of acquired entity

Nevada	Corporation
Jurisdiction	Entity type*

and,
Tianyu Steel, Inc.
Name of acquired entity

Cayman Islands	Corporation
Jurisdiction	Entity type*

2)	A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

4)	Location of Plan of Exchange (check a or b):

☐	The entire plan of conversion is attached to these articles.

☒	The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

☐	The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330

* Corporation, non-profit corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: secretaryofstate.biz

Articles of Conversion (PURSUANT TO NRS 92A.205) Page 2

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

4)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:	Kevin Butler, Esq.

c/o	Conyers Dill & Pearman
Boundary Hall, 2nd Floor, Cricket Square
PO Box 2681. Grand Cayman KY1-1111, Cayman Islands

5)	Effective date of conversion (optional) (not to exceed 90 days afte rthe articles are filed pursuant to NRS 92A.240)*

January 14, 2011

6)
Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)**

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Tianyu Steel Inc.
Name of acquired entity

X	President	01/14/2011
Signature	Title	Date

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240. the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date.
This statement must be included within the resulting entity's articles.

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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